Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-274194 on Form F-3/A of our report dated April 24, 2024, relating to the consolidated financial statements of Meihua International Medical Technologies Co., Ltd. appearing in the entity’s Annual Report on Form 20-F for the years ended December 31, 2023 and 2022.

/s/ Kreit & Chiu CPA LLP

New York, New York

April 24, 2024